UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Soliciting Material Pursuant to §240.14a-12
GEEKNET, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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____________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2012
____________________

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Geeknet, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 10, 2012 at 8 a.m., Eastern Daylight Time, at 125 East 50 Street, New York, NY 10022 for the following purposes:

(1)	To elect the ten (10) directors nominated by our Board of Directors and named in the proxy statement (Proposal One);

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal Two);

(3)	Advisory vote to approve named executive officer compensation (Proposal Three);

(4)	To approve an amendment to the Company’s 2007 Equity Incentive Plan (Proposal Four);

(5)	To approve the creation of an Employee Stock Purchase Plan (Proposal Five);

(6)	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record at the close of business on March 15, 2012 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ Carol DiBattiste Secretary

Fairfax, VA
March 30, 2012

YOUR VOTE IS IMPORTANT
This proxy statement is furnished in connection with our solicitation of proxies, on behalf of the Board of Directors, for the 2012 Annual Meeting of Stockholders. The proxy statement and the related proxy form are being distributed on or about March 26, 2012. For specific instructions on how to vote your shares, please refer to the instructions on your enclosed proxy card. You can vote your shares using one of the following methods:

•	Vote through the Internet or by telephone by following the instructions shown on the proxy card;

•	Vote by mail by completing and returning a written proxy card; or

•	Attend our 2012 Annual Meeting of Stockholders and vote in person.
Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2012. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card. Proxy cards submitted by mail must be received by the commencement of the Annual Meeting in order for your shares to be voted.
All stockholders are cordially invited to attend the meeting; however, to ensure your representation at the Annual Meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the pre-addressed envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

GEEKNET, INC.
11216 Waples Mill Rd., Suite 100
Fairfax, VA 22030

____________________

PROXY STATEMENT
____________________

INFORMATION CONCERNING SOLICITATION AND VOTING
General

The matters to be acted upon at the Annual Meeting of Stockholders (the “Meeting”) are described in the Notice of Annual Meeting of Stockholders and this proxy statement. Your Proxy is solicited on behalf of the Board of Directors of Geeknet, Inc. (the “Company”) for use at our Meeting to be held at 125 East 50 Street, New York, NY 10022 on May 10, 2012, at 8 a.m. Eastern Daylight Time, and at any adjournment(s) thereof, for the purposes set forth herein. Our telephone number is (877) 433-5638.
The Notice, including the proxy statement, the Proxy and our Securities and Exchange Commission (“SEC”) Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 2011 (“Fiscal Year 2011”), was mailed or made available on the Internet, as applicable, on March 16, 2012 to all stockholders entitled to vote at the Meeting.
STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY’S 2011 ANNUAL REPORT ON FORM 10-K, NOT INCLUDING EXHIBITS, AT NO CHARGE. IF A STOCKHOLDER PREFERS A COPY OF THE 2011 ANNUAL REPORT ON FORM 10-K INCLUDING EXHIBITS, THE STOCKHOLDER WILL BE CHARGED A REASONABLE FEE (WHICH SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS). REQUESTS FOR COPIES MUST BE MADE BY SENDING A WRITTEN REQUEST TO GEEKNET, INC., 11216 WAPLES MILL RD., SUITE 100, FAIRFAX, VA 22030, ATTN: INVESTOR RELATIONS.
Record Date and Share Ownership
Stockholders of record at the close of business on March 15, 2012 (which we will refer to as the “Record Date” throughout this proxy statement) are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof. We have one class of stock issued and outstanding, designated as Common Stock, $0.001 par value per share, and one class of undesignated Preferred Stock, $0.001 par value per share. As of the Record Date, 25,000,000 shares of our Common Stock were authorized and 6,393,452 shares of the Company’s Common Stock were outstanding. As of the Record Date, 1,000,000 shares of our Preferred Stock were authorized and no shares of our Preferred Stock were outstanding.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it as follows:

(1)	Delivering to us at our principal offices (Attention: Investor Relations) a written notice of revocation before such proxy is used; or
(2)	Delivering subsequent proxy instructions as follows:
—
By Phone :  Use the toll free telephone number provided on the proxy card to vote again prior to 11:59 p.m. Eastern Daylight Time (“EDT”) on May 9, 2012 (specific instructions for using the telephone voting system are provided on the proxy card and in the Notice);

—
By Internet :  Use the Internet voting site listed on the proxy card to vote again prior to 11:59 p.m. EDT on May 9, 2012 (specific instructions for using the Internet voting system are provided on the proxy card and in the Notice);

—	By Mail : Sign, date and mail another proxy card bearing a later date and deliver such proxy card to our principal offices (Attention: Investor Relations) prior to the use of the original proxy; or
—	In Person : Attend the Meeting and vote your shares in person.

Voting
On all matters, each stockholder shall be entitled to one vote for each share of the Company’s Common Stock held by such stockholder.
With respect to the election of directors pursuant to “Proposal One — to elect the ten (10) directors nominated by our Board of Directors and named in the proxy statement,” Each director nominee receiving the affirmative vote of a plurality of the shares of our Common Stock present or represented by proxy and voting at the annual meeting shall be elected as a director for a one year term. Abstentions and broker non-votes will have no effect on the election of directors.
With respect to the ratification of KPMG, LLP as the Company’s Independent Registered Public Accountants for the fiscal year ending December 31, 2012 pursuant to “Proposal Two — To ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012,” if a quorum is present and voting, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is needed to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for our fiscal year ending December 31, 2012 (“Fiscal Year 2012”). Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.
With respect to “Proposal Three — hold a non-binding vote on executive compensation,” if a quorum is present and voting the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
With respect to the change in Section 3(b) in the Company’s 2007 Equity Incentive Plan regarding the calculation of restricted stock units and awards, pursuant to “Proposal Four — approve an amendment to the Company’s 2007 Equity Incentive Plan,” the affirmative vote of a majority of the votes cast (i.e., the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal) is necessary to approve the amendment to the Company’s 2007 Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote.
With respect to “Proposal Five —  to approve the creation of an Employee Stock Purchase Plan,” the affirmative vote of a majority of the votes cast (i.e., the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal) is necessary to approve the amendment to the Company’s 2007 Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Solicitation of Proxies
We will bear the cost of soliciting proxies. We may, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy solicitation materials to such beneficial owners. In addition, proxies may also be solicited by certain of our Directors, Officers and regular employees, without additional compensation, personally or by telephone or facsimile.
Quorum; Abstentions; Broker Non-Votes
Votes cast by proxy or in person at the Meeting (“Votes Cast”) will be tabulated by the inspector of elections (the “Inspector”) who will be one of our employees. The Inspector will also determine whether a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the Meeting.
The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat such shares as votes in favor of approving any matter submitted to the stockholders for a vote. “Broker non-votes” will be counted as present but not entitled to vote and thus will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal; thus broker non-votes will not affect the outcome of any matter being voted on at the meeting. Abstentions will not affect the outcome of any matter being voted on at the meeting except the proposal regarding ratification of the independent accountants and the vote on executive compensation, in which case, abstentions will have the same effect as an “AGAINST” vote.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the ten nominees for directors set forth herein, (ii) for the ratification KPMG LLC as our independent registered public accounting firm for Fiscal Year 2012, (iii) for the advisory vote on the compensation of our executive officers, (iv) for amendment to the Company’s 2007 Equity Incentive Plan and (v) for the creation of an employee stock purchase plan. With respect to such other business as may properly come before the Meeting or any adjournment thereof, the shares will be voted in the discretion of the proxy holder.
Deadline for Receipt of Stockholder Proposals
Proposals of stockholders that are intended for inclusion in our proxy statement relating to our 2013 Annual Meeting of Stockholders must be received by us at our principal offices at 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030, Attention: Secretary (Carol DiBattiste), not later than November 1, 2012 and must satisfy the conditions established by the SEC and our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.
Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder are subject to the advance notice procedures described below.
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. In order for a matter to be deemed properly presented by a stockholder for consideration at our 2013 Annual Meeting of Stockholders under our bylaws, it must be received by our Secretary not before January 10, 2013 and not later than February 9. 2013. If our 2013 Annual Meeting of Stockholders is not within thirty days before or sixty days after May 10, 2013, the anniversary date of this year’s Annual Meeting, notice must be delivered no earlier than the one hundred and twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such meeting or ten days following any notice or publication of the meeting. The stockholder’s notice must comply with the requirements of our bylaws, which generally require that the notice set forth certain information that must be included concerning the stockholder’s proposal and ownership of our securities. The chairman of the meeting may refuse to acknowledge any matter not made in compliance with the advance notice procedures set forth in our bylaws. A copy of our bylaws may be obtained from the Secretary at our address set forth above.
Stockholder Information
If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy materials) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request additional copies by contacting us at GEEKNET, INC., 11216 WAPLES MILL RD., SUITE 100, FAIRFAX, VA 22030, ATTN: INVESTOR RELATIONS, or call (877) 433-5638.
Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address above to request that only a single copy be delivered in the future.
Transaction of Other Business
As of the date of this proxy statement, the only business that the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in this proxy statement. If any other matter(s) are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their discretion. By signing the proxy card, you are granting the persons named in the proxy a proxy entitling them to vote your shares with such discretion.

PROPOSAL ONE

TO ELECT TEN (10) DIRECTORS

General
Our Board of Directors has ten authorized directors and currently consists of ten members.
Our stockholders are being asked to consider ten nominees for election to our Board of Directors to serve for a one year term until the 2013 annual meeting of stockholders.
Information Regarding the Nominees
On February 7, 2012, the Nominating and Governance Committee, which is comprised of Messrs. Smith, Hampel and Blank, recommended, and the Board of Directors, on February 8, 2012, determined, that it is in the best interests of the Company to nominate the following ten (10) directors for election to the Board of Directors. The nominees include:

—	Kenneth G. Langone
—	Matthew C. Blank
—	Matthew Carey
—	Thomas Coughlin
—	Peter A. Georgescu
—	Sir Ronald Hampel
—	Frank. A Riddick, III
—	Derek Smith
—	Michael Solomon
—	David B. Wright
All of the nominees for directors are current Geeknet Directors.
We are not aware of any reason that any nominee will be unable or will decline to serve as a Director. The term of office of each person elected as a director at the 2012 Annual Meeting will continue until our annual meeting of stockholders held in 2013 and until a successor has been elected and qualified or the earlier of their death, resignation or removal. There are no arrangements or understandings between any of our Directors or Executive Officers and any other person pursuant to which he or she is or was to be selected as one of our Directors or Officers. There are no family relationships among Directors or Executive Officers of the Company.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten (10) nominees named above, all of whom are currently one of our Directors. Each nominee has consented to be named as a nominee in this proxy statement and to continue to serve as a Director if elected. If any nominee becomes unable or declines to serve as a Director or if additional persons are nominated at the 2012 Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed above as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.
Vote Required; Recommendation of the Board of Directors
If a quorum is present and voting, the ten nominees for Director will be elected by a plurality of the votes cast. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will have no legal effect on the election of Directors once a quorum is present. See “Information Concerning Solicitation And Voting — Quorum; Abstentions; Broker Non-Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
VOTING “FOR” THE NOMINEES TO SERVE AS DIRECTORS.

Information Regarding the Nominees of the Board of Directors
The following table sets forth for each of our current Directors, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Kenneth G. Langone	76	Director, Executive Chairman and Chief Executive Officer
Matthew C. Blank (1) (2)	62	Director
Matthew Carey (3) (4)	47	Director
Thomas Coughlin (4)	62	Director
Peter A. Georgescu (2) (4)	73	Director
Frank A. Riddick III (2) (3)	55	Director
Derek Smith (1) (4)	57	Director
Michael Solomon	64	Director
David B. Wright (2) (4)	62	Director
Sir Ronald Hampel (1) (3)	80	Director

(1)	Member of the Nominating and Governance Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Technology Committee.
Kenneth G. Langone has served on our Board of Directors since July 2010 and since August 2010, Mr. Langone has served as Chief Executive Officer of the Company.  Mr. Langone is the founder and, since 1974, has been Chairman of the Board, Chief Executive Officer and President of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage.  He is a co-founder of The Home Depot, Inc. and was a Director and member of the Executive Committee of its Board for 30 years.  He also serves on the boards of YUM Brands and Unifi, Inc.
Mr. Langone brings operating and management experience, including as Chief Executive Officer of a financial services business, expertise in finance, strategic planning and business development and public company directorship and committee experience to the Company as a result of his professional experiences. These experiences provide the Board of Directors with, among other things, financial and strategic planning expertise important to the oversight of the Company’s financial reporting and business strategy implementation.
Matthew C. Blank has served on our Board of Directors since January 2010. Mr. Blank is the Chairman and Chief Executive Officer at Showtime Networks, having started that role in 1995. Prior to joining Showtime Networks in 1998 as Executive Vice President, Marketing, Mr. Blank worked for Home Box Office Inc. for 12 years from 1976 to 1988 departing as Senior Vice President of Consumer Marketing.
Mr. Blank is independent and brings to the Board of Directors decades of service in the entertainment industry, with special knowledge and understanding of the media business.
Matthew Carey has served on our Board of Directors since August 2010. Mr. Carey is Executive Vice President and Chief Information Officer for The Home Depot. Before joining The Home Depot in 2008, Matt served as Senior Vice President and Chief Technology Officer at eBay. Prior to joining eBay in 2006, Matt spent more than 20 years with Wal-Mart, where he was Senior Vice President and Chief Technology Officer.
Mr. Carey is independent and brings to the Board of Directors decades of service with various global technology companies. His extensive service as an executive officer with technology companies provides him with the knowledge and leadership experience necessary to serve as Chairman of our Technology Committee.

Thomas Coughlin has served on our Board of Directors since August 2011 and served as a consultant to the Company for one year prior to his being appointed to our Board of Directors. Mr. Coughlin spent a majority of his career with Wal-Mart, starting in 1979 in Wal-Mart’s security division, rising to Executive Vice President and Vice Chairman as a member of the company’s Board of Directors, stepping down in 2005.  During his tenure at Wal-Mart, he held positions in loss prevention, human resources, and operations and is widely recognized as a pioneer in leading the adoption of advanced information technologies, including RFID, to transform business processes and operational efficiency in retail.  See “Involvement in Certain Legal Proceedings” below for information about legal proceedings to which Mr. Coughlin has been a party.
Mr. Coughlin brings to the Board of Directors his years of expertise in the retail operations and management, which is of particular value to our e-Commerce business.
Peter A. Georgescu has served on our Board of Directors since August 2010. Mr. Georgescu is Chairman Emeritus of Young & Rubicam Inc., and served as that company’s Chairman and Chief Executive Officer from 1994 until his retirement in January 2000. Until May 2011, Mr. Georgescu served as a Director of International Flavors & Fragrances. He has served on the Board of Directors of seven public companies, most recently Toys “R” Us, Inc., EMI Group PLC and Levi Strauss & Co., and chaired committees in each critical area: audit, nominating and governance and compensation. Mr. Georgescu’s experience has led him to be a major contributor in the Company’s boardroom. Mr. Georgescu is independent and brings to the Board of Directors decades of service in the media industry.

Sir Ronald Hampel has served on our Board of Directors since May 2011. Sir Hampel has been Chairman of ISG (International Stadia Group), which provides forecasting and other consulting services to stadia and arenas, since January 2010. He previously spent 44 years with Imperial Chemical Industries PLC, a British chemical company, where he joined the Board in 1985, became Chief Operating Officer in 1991, Chief Executive Officer in 1993 and was Chairman from 1995-1999. He was knighted in the 1995 New Year’s Honours. He was a Non-Executive Director of Powell Duffryn PLC from 1983-1988, of Commercial Union PLC from 1987-1995, of BAE SYSTEMS PLC from 1989-2002, of Alcoa Inc from 1995-2005, of TI Automotive from 2007-2009, an Advisory Director of Teijin (Japan) from 2000-2005, Chairman of United Business Media from 1999-2002, and Chairman of Templeton Emerging Markets Investment Trust from 2003-2007.
Sir Ronald Hampel is independent and brings to the Board of Directors decades of service in various industries, including sales, marketing and business forecasting, and corporate governance, which are of particular value to the Company. Sir Ronald chaired the UK Committee on Corporate Governance formed in 1995 at the request of the then Government, the Bank of England, the London Stock Exchange and the CBI (Confederation of British Industry). The Hampel Committee established certain principles of governance which are now attached to the listing rules of the London Stock Exchange. The principles emphasize the need for full accountability of boards and for full disclosure of governance issues; they confirm the role of outside directors and members of boards both in developing prosperous growth and in ensuring good governance.

Frank A. Riddick, III has served on our Board of Directors since August 2010. Since March 2010, Mr. Riddick has been the Chief Executive Officer of JMC Steel Group, a manufacturer of steel tubular, where he had been Chief Operating Officer since August 2009. Prior to that, he was a consultant for TowerBrook Capital Partners LP, a New York and London based private equity firm from May 2008 to August 2009. Mr. Riddick was President and Chief Executive Officer of Formica Corporation, a manufacturer of surfacing materials, from January 2002 to April 2008. He also served as President and Chief Operating officer of Armstrong World Industries, Inc. from February 2000 to November 2001 where he also was Chief Executive Officer of Triangle Pacific Corp., a wholly owned subsidiary of Armstrong. From March 1995 to February 2000, he was Chief Financial Officer of Armstrong. Mr. Riddick has previously served as controller of Chicago-based FMC Corporation. Mr. Riddick also serves on the Board of Directors of World Wrestling Entertainment, Inc. and is a former Director of GrafTech International Ltd, a manufacturer of graphite and carbon products, as well as related technical services.
Mr. Riddick is independent and brings to the Board of Directors decades of service with various companies. His extensive service as an executive financial officer with various companies provides him with the knowledge and leadership experience necessary to serve as Chairman of our Audit Committee.

Derek Smith has served on our Board of Directors since August 2010. Mr. Smith has been Chairman and Chief Executive Officer of the Institute of Global Prescience, an interdisciplinary non-profit research, education and service organization, from 2008. Prior to that, Mr. Smith was the Chairman and Chief Executive Officer of ChoicePoint Inc., a data services provider and aggregation company, from 1997 until 2008. Mr. Smith serves on the Board of Directors for the Georgia Aquarium. He also is a minority owner of the Atlanta Falcons.

Mr. Smith is independent and brings to the Board of Directors decades of service with various companies, particularly in the areas of technology and information processing, analysis and data protection, all of which are important to our businesses. He has been involved with the creation of technology driven businesses including identity theft, and data management and protection.

Michael Solomon has served on our Board of Directors since July 2010. Mr. Solomon serves as Managing Principal of Gladwyne Partners, LLC, an investment management firm. Prior to founding Gladwyne Partners in July 1998, Mr. Solomon was a partner of Lazard Frères & Co. LLC, a global investment bank, from 1983 to 1998.  Mr. Solomon has previously served on a number of other public and private company boards.

Mr. Solomon brings to the Board of Directors decades of service as an investor in, and financial and strategic advisor to, numerous companies.
David B. Wright has served on our Board of Directors since December 2001. Since February 2010, Mr. Wright has served as President and Chief Executive Officer of GridIron Systems, a privately-held company that deploys appliance software technology to maximize application performance for enterprise customers.  From June 2006 until December 2009, Mr. Wright has served as Chairman and Chief Executive Officer for Verari Systems, Inc., a developer of platform-independent blade servers and storage systems. From August 2004 through May 2006, Mr. Wright served as Executive Vice President, Office of the Chief Executive Officer, strategic alliances and global accounts, for EMC Corporation (“EMC”), a provider of products, services, and solutions for information storage and management. From October 2003 until August 2004, Mr. Wright served as an EMC Executive Vice President and President of EMC’s Legato Systems division, which develops, markets and supports enterprise class storage software products and services. From October 2000 until its acquisition by EMC in October 2003, Mr. Wright served as President and Chief Executive Officer of Legato Systems, Inc. Mr. Wright serves on the Board of Directors of Verisk Analytics, Inc.
Mr. Wright is independent and brings to the Board of Directors decades of service with various global technology companies. His extensive service as an executive officer with technology companies and service on the Boards of Directors of public companies as lead independent director, compensation committee chairman and an audit committee member provide him with the knowledge and leadership experience necessary to serve as Chairman of our Compensation Committee. Mr. Wright also provides critical insights with respect to acquisition transactions, having been involved in over twenty such transactions. His international experience also provides Mr. Wright with a valuable understanding of the challenges facing a global company.
No Director has any family relationship with any Director, Executive Officer or person nominated or chosen by the Company to become a Director or Executive Officer.
See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board of Directors.
Involvement in Certain Legal Proceedings
In January 2006, Mr. Coughlin pleaded guilty to charges of wire fraud and filing a false federal tax return in connection with the submission of false expense reimbursements and improper ordering of Wal-Mart company gift cards during his prior service as an officer of Wal-Mart Stores, Inc. (where he also served as a Director). The independent members of our Board of Directors were aware of the foregoing facts and unanimously determined that Mr. Coughlin’s continued service on our Board of Directors is in the best interests of the Company and its stockholders.

PROPOSAL TWO

TO RATIFY THE APPOINTMENT OF KPMG, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012
Our Audit Committee has selected KPMG, LLP (“KPMG”), an independent registered public accounting firm, to audit our financial statements for Fiscal Year 2012, and based on this selection, our Board of Directors has unanimously recommended that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our stockholders. In September 2010, the Company changed its independent registered public accounting firm from Stonefield Josephson to KMPG, LLP to audit our financial statements for Fiscal Year 2010. The decision not to retain Stonefield Josephson was made and approved by the Audit Committee of the Company’s Board of Directors. Notwithstanding the selection or a ratification, the Audit Committee, in its discretion, may direct the appointment of new independent registered public accountants, at any time during the fiscal year, if the Audit Committee determines that such a change would be in the Company’s best interests and the interests of its stockholders. In the event of a negative vote or ratification, the Audit Committee may reconsider its selection.
There was no adverse opinion, disclaimer of opinion, nor qualification or modification as to any uncertainty by KPMG, LLP.
The reports of Stonefield Josephson on the Company’s financial statements for the years ended December 31, 2008 and 2009 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2008 and 2009 and through September 14, 2010, there were no disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson would have caused Stonefield Josephson to make reference thereto in connection with its reports on Geeknet’s financial statements for such years.
During the years ended December 31, 2008 and 2009 and through September 14, 2010, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided Stonefield Josephson with a copy of the foregoing disclosures. The Company requested that Stonefield Josephson furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Stonefield Josephson’s letter, dated September 15, 2010, stating its agreement with the above statements, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on September 16, 2010.
Attendance at the Annual Meeting
The Board of Directors expects that representatives of KPMG, LLP will be available in person and/or telephonically at the Meeting, afforded the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions from stockholders.
Accounting Fees
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stonefield Josephson and KPMG, LLP for the Company’s fiscal year ended December 31, 2011, and the fiscal year ended December 31, 2010 (“Fiscal Year 2010”) (in thousands):

	Year Ended December 31	Year Ended December 31
Stonefield Josephson Fees	2011	2010
Audit Fees (1)	$23	$290
Audit Related Fees (2)	$—	$4
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Stonefield Josephson Fees	$23	$294

	Year Ended December 31	Year Ended December 31
KPMG LLP Fees	2011	2010
Audit Fees (1)	$417	$350
Audit Related Fees (2)	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total KPMG LLP Fees	$417	$350

(1)
“Audit fees” includes fees for professional services principally related to the integrated audits of the Company’s annual and quarterly financial statements and internal control over financial reporting, consultation on matters that arise during a review or audit, reviews of SEC filings and statutory audit fees.

(2)	“Audit Related fees” includes fees which are for assurance and related services other than those included in Audit fees.
Pre-approval Policies and Procedures
The Audit Committee has adopted a policy regarding non-audit services provided by KPMG, LLP, our independent registered public accounting firm. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services such as tax-related services are permitted but limited in proportion to the audit fees paid. Third, the Chairman of the Audit Committee pre-approves, with subsequent ratification by the Audit Committee, non-audit services not specifically permitted under this policy and the full Audit Committee reviews the annual plan and any subsequent engagements. Thus, all of the services described above under audit-related fees, were approved by the Audit Committee pursuant to its pre-approval policies and procedures.
Independence Assessment by Audit Committee
The Company’s Audit Committee considered the provision of the services provided by KPMG, LLP as set forth herein, and determined that such services are compatible with maintaining KPMG, LLP’s independence.
Vote Required; Recommendation of the Board of Directors
If a quorum is present and voting, the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is needed to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for Fiscal Year 2012. Abstentions will have the effect of a vote “AGAINST” the ratification of KPMG as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2012.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 23 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information we’ve provided above and within the Executive Compensation Section of this proxy statement demonstrates that our executive compensation program was designed and administered appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term economic as well as shareholder value creation.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors
If a quorum is present and voting, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for advisory approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL FOUR

AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment to our 2007 Equity Incentive Plan (the “Plan”) to amend the language in Section 3(b) in the Plan regarding the calculation of restricted stock units and (“RSUs”) so that we can continue to use the Plan to achieve the Company’s performance, recruiting, retention and incentive goals. On November 10, 2011, the Company’s Board of Directors (the “Board”) approved a change in Section 3(b) of the Plan, subject to stockholder approval at the Annual Meeting.

Since 2007, the Plan has not been modified other than to reflect an adjustment to the shares reserved and outstanding award under the Plan due to our one-for-ten reverse stock split, which occurred in November 2010.

The Company currently grants stock options and restricted stock unit awards to the Company’s personnel as an incentive to increase long-term stockholder value. The Plan includes a variety of forms of equity-related awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares to allow the Company to adapt its equity compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

The Board and management believe that equity awards motivate high levels of performance, align the interests of personnel and stockholders by giving service providers the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board and management believe that equity awards are a competitive necessity, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current service providers. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company. The Board believes this program is an appropriate long-term incentive.

Approval of the Plan requires the affirmative vote of a majority of the Votes Cast. If the stockholders approve the Plan, it will replace the version of the Plan that was approved by stockholders at the 2011 Annual Meeting. If stockholders do not approve the Plan, the Plan will not change and the version of the Plan approved in 2011 will remain in effect. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Summary of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the Plan.

Background and Purpose of the Plan. The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units; (5) performance units, and (6) performance shares (individually, an “Award”). The Plan is intended to attract, motivate, and retain (1) employees of the Company and its subsidiaries (approximately 140 individuals), (2) consultants who provide significant services to the Company and its subsidiaries (approximately 5 individuals), and (3) Directors of the Company who are employees of neither the Company nor any subsidiary (10 individuals).

Administration of the Plan. The Plan provides that it shall be administered by the Board or a committee of Directors appointed by the Board (referred to herein as the “Administrator”). To make grants to certain of the Company’s officers and key employees, the members of any such committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and construe and interpret the terms of the Plan and Awards granted pursuant to the Plan. The Administrator may, upon first receiving stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced. The Administrator may not, however, reprice awards or exchange awards for other awards, cash or a combination thereof, without the approval of the stockholders.

Number of Shares of Common Stock Available Under the Plan. The number of Shares initially reserved for issuance under the Plan equaled (1) 525,000 Shares (taking into account the one-for-ten reverse stock split which occurred in November 2010), plus (2) up to those shares that may become available for issuance due to the expiration, cancellation or forfeiture of Awards granted under the Company’s 1998 Directors Plan (the “1998 Plan”) and the 1999 Stock Option Plan (the “1999 Plan”). As of December 31, 2011, a total of 800,044 Shares were subject to outstanding Awards out of all of the Company Plans, including 3,500 restricted stock awards, 388,318 restricted stock units and 411,726 shares subject to option grants and, prior to giving effect to the increase for which we are seeking approval, 270,479 Shares remain available for issuance out of the 2007 Plan. As of December 31, 2011, the weighted average exercise price of all outstanding options was $20.47 and weighted average remaining term of all outstanding options was 7.88 years.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the Plan share reserve pursuant to the preceding sentence is returned to the Plan, the Plan reserve will be credited with two shares that will thereafter be available for issuance under the Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan. Upon exercise of stock appreciation rights settled in shares, the gross number of shares covered by the exercised portion of the stock appreciation rights will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Plan as described above. Shares used to pay the exercise price of an Award or used to satisfy tax withholding obligations will not become available for future grant or sale under the Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Plan.

If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Plan. The Administrator determines the number of shares subject to each option, although the Plan provides that a participant may not receive options for more than 200,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option to purchase up to an additional one million shares.
The Administrator determines the exercise price of options granted under the Plan, provided the exercise price must be at least equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the Common Stock on the grant date.
The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.
After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.
Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of Company Common Stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, except that with respect to restricted stock granted to employees, and except as otherwise provided in the Plan, shares of restricted stock will not vest more rapidly than one-third of the total number of shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock (except that the number of shares of restricted stock eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but for shares of restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will be granted a right to purchase or acquire more than 60,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 30,000 shares of restricted stock in connection with his or her initial employment with the Company.
Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; except that with respect to restricted stock units granted to employees, and except as otherwise provided in the Plan, restricted stock units will not vest more rapidly than one-third of the total number of shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator may provide at the time of or following the date of grant for accelerated vesting for Awards of restricted stock units (except that the number of restricted stock units eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but for restricted stock units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any fiscal year of the Company, no participant may be granted more than 60,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 30,000 restricted stock units in connection with his or her initial employment to the Company.
Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of Common Stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Plan. The Administrator, subject to the terms of the Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 200,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 100,000 in connection with his or her initial employment with the Company.
After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of a stock appreciation right following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the stock appreciation right will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of a stock appreciation right following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the stock appreciation right will terminate on the earlier of (i) the expiration of the term of the stock appreciation right, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws. In no event will a stock appreciation right be exercised later than the expiration of its term.
Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator, except that with respect to performance units or performance shares granted to employees, and except as otherwise provided in the Plan, performance units/shares will not vest more rapidly than one-third of the total number of performance units/shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator, in its discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units/shares (except that the number of performance units/shares eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. During any fiscal year, for performance units or performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will receive more than 60,000 performance shares and no participant will receive performance units having an initial value greater than 100,000 dollars, except that a participant may be granted performance shares covering up to an additional 30,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s Common Stock on the grant date.
Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating cash flow; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; return on net assets; return on sales; revenue; sales growth; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.
Transferability of Awards. Awards granted under the Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.
Change in Control. In the event of a change in control of the Company, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or the parent or subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
Amendment and Termination of the Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Plan will terminate in December 2017 unless the Board terminates it earlier.
Plan Benefits Table
The number of Awards that an employee, Director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the Plan during the last fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of restricted stock units under the Plan during the last fiscal year, and (d) the dollar value of such shares based on $17.05 per share, the closing price per share of our Common Stock on the NASDAQ Global Market as of December 31, 2011.

Name and Position	Number of Options Granted	Average Per Share Exercise Price	Shares of Restricted Stock Units Awarded	Dollar Value of Restricted Stock Units Awarded
Kenneth G. Langone (1) Chief Executive Officer, President and Chairman of the Board of Directors	-	-	2,229	$38,004
Kathryn McCarthy Chief Financial Officer and Executive Vice President	-	-	78,125	$1,332,031
Carol DiBattiste General Counsel, Chief Administrative Officer, and Executive Vice President	-	-	78,125	$1,332,031
Jeffrey Drobick President and Chief Executive Officer, Geeknet, Media	-	-	78,125	$1,332,031
Colon Washburn President and Chief Executive Officer, ThinkGeek, Inc.	-	-	78,125	$1,332,031
All executive officers, as a group	-	-	314,729	$5,366,128
All directors who are not executive officers, as a group	-	-	20,374	$347,377
All employees who are not executive officers, as a group	174,017	$24.34	80,288	$1,368,910
(1) Mr. Langone received the award pursuant to his role as a Director of the Company
In addition to the information set forth in the table above, our Board of Directors approved in November 2011, subject to the approval of the individual grants by the Compensation Committee, the granting of 20,000 restricted stock units, in the aggregate, to our Named Executive Officers.  These restricted stock units have not yet been granted and it is not known how many will be granted to each of our Named Executive Officers.
Federal Tax Aspects
The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.
Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions. We strongly encourage recipients of such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.
Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax (“AMT”)), in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
The difference between the exercise price and fair market value of the incentive stock option shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the incentive stock option shares occurs in the same calendar year as exercise of the incentive stock option, there is no AMT adjustment with respect to those incentive stock option shares. Also, upon a sale of incentive stock option shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the incentive stock option shares at exercise over the amount paid for the incentive stock option shares.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THIS PROPOSAL NUMBER FOUR AND CHANGE SECTION 3(B) IN THE PLAN

PROPOSAL FIVE

CREATION OF AN EMPLOYEE STOCK PURCHASE PLAN

Subject to the approval of the shareholders at the Annual Meeting, the Board, on the recommendation of the Compensation Committee, has unanimously adopted the Geeknet, Inc. 2012 Employee Stock Purchase Plan (the "2012 ESPP'').

Summary of the Geeknet, Inc. 2012 Employee Stock Purchase Plan

The following summary of the 2012 ESPP is qualified in its entirety by reference to the complete text thereof, which is attached to this proxy statement as Appendix II. The purpose of the 2012 ESPP is to provide incentive through a capital accumulation opportunity, link employee and shareholder interests and provide an opportunity for employees to purchase Geeknet Common Stock. Under the 2012 ESPP, 100,000 shares of Geeknet Common Stock are authorized for purchase. Employees who are employed by Geeknet or a participating subsidiary immediately prior to the first day of an offering under the 2012 ESPP are eligible for participation in such offering. It is anticipated that there will be approximately 140 employees eligible to participate in the 2012 ESPP.

The 2012 ESPP provides that the Compensation Committee may from time to time determine the date on which Geeknet shall commence an offering to all eligible employees for the purchase of Common Stock. Each offering will provide that an eligible employee may elect to purchase a number of shares of Common Stock determined by the Compensation Committee. Notwithstanding the above, no employee may be eligible to receive rights to purchase shares in any single calendar year having an aggregate fair market value at the time of grant in excess of $25,000. Each offering shall have a stated term as determined by the Compensation Committee but not longer than 6 months and may have a purchase price of not less than the lesser of 95% of the fair market value of a share of Common Stock on the grant date of the purchase right or the last day of that offering.

A participant may not elect to purchase any portion of the shares covered by the employee's purchase right prior to the end of any such purchase period. It is anticipated that cash proceeds received by Geeknet from any sale of Common Stock under the 2012 ESPP will be used for general corporate purposes. Under the terms of the 2012 ESPP, the shares of Common Stock authorized to be sold will be authorized and unissued Common Stock. The 2012 ESPP provides for adjustments in the number of shares which may be purchased and the purchase price in the case of certain changes in Geeknet’s capital structure and other corporate events when the Compensation Committee deems such adjustments to be necessary in order to preserve the benefits or potential benefits to be made available under the 2012 ESPP. Upon a change-in-control of Geeknet, the expiration date of the offering shall be deemed to have occurred and all the outstanding purchase rights will be deemed to have been exercised.

The Compensation Committee shall have sole discretion in determining when to make offers and which Geeknet subsidiaries shall be eligible to participate in such offerings under the 2012 ESPP. In addition, each offering shall contain such terms and conditions not inconsistent with the 2012 ESPP as the Compensation Committee shall prescribe. The terms of each offering will be communicated to each eligible employee. The offerings made under the 2012 ESPP are subject to applicable tax withholding requirements and may not be assigned or transferred.

No offering may commence under the 2012 ESPP after July 1, 2012. The 2012 ESPP may be amended or terminated at any time by the Board (and in some circumstances, the Compensation Committee), except that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Compensation Committee has determined it is necessary or desirable to have Geeknet comply.

The 2012 ESPP is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

United States Federal Income Tax Consequences

Under Section 423 of the Code, employees will not realize taxable income upon the grant of a purchase right under the 2012 ESPP or when they complete their purchase for cash and receive delivery of the stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of such stock is made within two years after the date of grant or within one year after the date of acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long term capital gain or loss. Notwithstanding the above, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon a subsequent disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the stock's value at the time of such disposition or death, as the case may be, over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. However, if such stock is disposed of within such two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in such year. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.

Participation; Initial Offering
It is not possible to determine at this time the extent to which, if at all, the Executive Officers named in the Summary Compensation Table on page 28 will elect to participate in the 2012 ESPP.
It is anticipated that the initial offering under the 2012 ESPP, if approved by shareholders, will commence in July 2012 and terminate in July 2017, with a per share purchase price equal to 95% of the fair market value of a share of Geeknet Common Stock on the termination date of the offering period.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THIS PROPOSAL NUMBER FIVE AND CREATE AN EMPLOYEE STOCK PURCHASE PLAN

CORPORATE GOVERNANCE
Statement on Corporate Governance
We regularly monitor developments in the area of corporate governance. We continue to study the laws affecting corporate governance, including the rules proposed and promulgated by the SEC and the Financial Industry Regulatory Authority. We strive to implement corporate governance “best practices” as we deem appropriate.
Board of Directors
Our Board of Directors is currently composed of ten Directors, all of whom are non-employee Directors. The non-employee members of our Board of Directors hold regular executive sessions.
Committees.   The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Technology Committee. Each of our Audit, Nominating and Governance and Compensation committees are comprised solely of independent directors as determined pursuant to the Nasdaq Listing Rules. Each Committee reviews its mandate as legislative and regulatory developments and business circumstances warrant. The Audit Committee, Nominating and Governance Committee and Compensation Committees conducted their annual reviews of their respective charters during Fiscal year 2011 and revised charters adopted in August 2011. Charters for each of the Committees of our Board of Directors are available on our Web site at: http://investors.geek.net/governance.cfm/.
Independence of the Board of Directors.   The Board of Directors has determined that all of the members of the Board of Directors are “independent directors” as defined in the Nasdaq Listing Rules, except Messrs. Langone, Solomon and Coughlin. In determining the independence of our Directors, the Board of Directors reviewed the applicable laws and regulations of the SEC and the Nasdaq Listing Rules, and considered all transactions in which the Company and any Director had any interest, including those discussed under “Related Party Transactions” below.
Leadership Structure of our Board of Directors.
The Company has combined the roles of its principal executive officer and Chairman of the Board of Directors in Mr. Kenneth Langone. Although Mr. Langone spends significant time with the Company and is highly active in our management, he does not devote his full time to the Company. Mr. Langone also currently serves as the Chairman of Invemed Associates LLC, an investment bank, and is on the Board of Directors of the following publicly-traded companies: YUM Brands and Unifi. While we believed this leadership structure was appropriate given that the Company has created an Office of the Chief Executive Officer and Mr. Langone’s role is to oversee that office, in March 2011, we elected Derek Smith to serve as our as the lead Independent Director.
In addition to the duties of all Board members, the specific responsibilities of the Lead Independent Director are to:

•	provide the Chairman of the Board with input as to the preparation of agendas for Board meetings;

•
provide the Chairman of the Board with input as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; preside over executive sessions of the Board; and

•	act as a liaison between the independent Directors and the Chairman of the Board on sensitive issues.
The Board believes that our new overall structure of a combined Chairman and Chief Executive Officer, together with a Lead Independent Director, has resulted in an effective balancing of responsibilities, experience and independent perspective to meet the current corporate governance needs and oversight responsibilities of the Board.
Risk Oversight.
The role of the Board of Directors in the Company’s risk oversight process includes reviewing the Company’s key business risks, understanding how these risks could affect our Company and receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, business resources, information technology, security, privacy, investment and liquidity, and strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate senior manager within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, each of the Board of Directors and the Audit Committee discusses our policies with respect to risk assessment and risk management and reviews, at least annually, the Company’s risk management assessment, including the Company’s investment policies.

Contacting the Board of Directors.   Any stockholder who desires to contact our Chairman of the Board of Directors or the other members of our Board of Directors may do so electronically by sending an email to the following address: ir@geek.net. Alternatively, a stockholder can contact our Chairman of the Board of Directors or the other members of the Board of Directors by writing to: Board of Directors, c/o Chairman of the Board of Directors, Geeknet, Inc., 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030. Communications received electronically or in writing will be reviewed by the Company’s General Counsel and distributed to the Chairman of the Board of Directors or the other members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received.
Attendance at Annual Stockholder Meetings by the Board of Directors.  The Company has not adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. The Company’s informal policy is that it encourages, but does not require, Directors to attend. All of Directors attended the Company’s 2011 Annual Meeting of Stockholders.
Meetings of the Board of Directors and Committees
Our Board of Directors held a total of four (4) meetings during Fiscal Year 2011. No Director serving throughout Fiscal Year 2011 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such Director served.
At December 31, 2011, the Audit Committee consisted of Messrs. Riddick, Carey and Sir Ronald Hampel, each of whom is “independent” within the meaning set forth in the rules of the SEC and the Marketplace Rules of NASDAQ. Our Board of Directors has determined that Mr. Riddick is an independent director and qualifies as the “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K of the Exchange Act. The Audit Committee reviews our internal accounting procedures and consults with, reviews the services provided by and selects our independent registered public accountants. In particular, the Audit Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The Audit Committee also serves to: (i) act as an independent and objective party to monitor our financial reporting process and internal control system; (ii) review and appraise the audit efforts of our independent auditors; (iii) evaluate our quarterly and annual financial performance as well as our compliance with laws and regulations; (iv) oversee management’s establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, counsel and the Board of Directors. The Audit Committee held six (6) meetings during Fiscal Year 2011. At December 31, 2011, the Compensation Committee consisted of Messrs. White, Georgescu, Riddick and Blank, each of whom is “independent,” as such term is defined by the Marketplace Rules of NASDAQ. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held four (4) meetings during Fiscal Year 2011.
At December 31, 2011, the Nominating and Governance Committee consisted of Messrs. Smith, Blank and Sir Ronald Hampel, each of whom we determined was “independent,” as such term is defined by the Marketplace Rules of NASDAQ, at that time. Mr. Smith serves as Chairman of the Nominating and Governance Committee and also as the Lead Independent Director. The Nominating and Governance Committee held three (3) meetings during Fiscal Year 2011.
The Nominating and Governance Committee identifies and evaluates qualified individuals who may become Directors, determines the composition of the Board of Directors and its committees and monitors the process to assess the effectiveness of the Board of Directors. The Nominating and Governance Committee considers nominees proposed by a number of sources, including management and stockholders. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, stockholders should submit the candidate’s name and contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Geeknet, Inc. Common Stock to the Company’s General Counsel in writing at the following address: Geeknet, Inc., 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030.
The consideration of any candidate for director will be based on the Nominating and Governance Committee’s assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. In November 2011, the Nominating and Governance Committee adopted a policy with specific criteria for director candidates. In evaluating director candidates, the Committee assesses the Board’s overall composition in light of the Corporation’s current and expected structure and business needs, in order to assure that the Board has the appropriate combination and diversity of experience, knowledge, skills, backgrounds and viewpoints, as well as other qualifications, to carry out effectively the Board’s responsibilities. With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper. The Committee also address succession planning of the management of the Company.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of our Compensation Committee, none of its members has been an officer or employee of the Company. None of the Company’s Executive Officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a member of our Board of Directors or Compensation Committee during the Fiscal Year 2011.
Compensation Practices as They Relate to Risk Management
The Compensation Committee believes that the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to our business, particularly in light of the following factors:

•	our use of compensation tools which provide a balance of long- and short-term incentives with fixed and variable components;

•	the cap on awards to limit windfalls; and

•
our practice of utilizing results-oriented performance as one of several factors considered in assessing the contributions of a particular executive and the overall compensation payable to that executive.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee reviewed our compensation programs, including executive compensation and major broad-based compensation programs for all employees. Based on our review, we have determined that our compensation programs do not, individually or in the aggregate, encourage executives or employees to undertake unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us.
Employee Matters
In October 2002, we adopted a Code of Business Conduct and Ethics, updated and revised in October 2011 (the “Code of Conduct”), which has been executed by all of the Company’s employees and Directors and is reviewed and acknowledged on an annual basis. Our Code of Conduct is available on our Web site at http://investors.geek.net/governance.cfm/.
We require all employees and Directors to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. Employees and Directors are required to report to our General Counsel any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.
In accordance with the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder by the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received by us or the Audit Committee regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. We are monitoring developments in this field and, if necessary or appropriate, will adopt new procedures consistent with new legislation or regulations.
Other Matters
Disclosure.   We have established a Disclosure Committee comprised of certain senior executives and managers to specify, coordinate and oversee the review procedures that we use each quarter to prepare our periodic SEC filings.
Equity Plans.   Our standard practice is to obtain stockholder approval before implementing equity compensation plans. From time to time, we may also grant equity awards outside of our established equity plans to new executives as an inducement material to their entering into employment with us, as permitted by NASDAQ rules.

EXECUTIVE OFFICERS
The name, age, position and a brief account of the business experience of our President and Chief Executive Officer, each of our Named Executive Officers and other executive officers as of the Record Date are set forth below.
Named Executive Officers

Name	Age	Position
Kenneth G. Langone	76	Chief Executive Officer and Director
Jeffrey Drobick	42	President and Chief Executive Officer, Geeknet Media
Kathryn McCarthy	43	Executive Vice President, Chief Financial Officer
Colon Washburn	66	President and Chief Executive Officer, ThinkGeek, Inc.
Carol DiBattiste	60	Executive Vice President, General Counsel and Chief Administrative Officer
Mr. Langone’s biographical information can be found above under “Proposal One — To elect ten (10) directors to serve for a one-year term and until their successors are duly elected and qualified.”
Jeffrey Drobick has served as President and Chief Executive Officer, Geeknet Media since May 2011.   Mr. Drobick spent the past 12 years with eBay, most recently as Vice President, Customer Service Technology Solutions. While at eBay, Mr. Drobick held a variety of positions in product development responsible for analytic infrastructure, user behavioral insight, marketing, merchandising, and advertising technology.  Prior to that, he held leadership roles in Information Technology, helping to build the core systems that enabled eBay's rapid growth into international markets. Prior to eBay, Mr. Drobick spent nearly 8 years at Accenture, formerly Andersen Consulting, in their Global Technology Information Services practice serving clients in the products, government, utilities, food service, and eCommerce industries.
Colon Washburn has served as President and Chief Executive Officer, ThinkGeek, Inc., since September 2011. Mr. Washburn spent a majority of his career with Wal-Mart, which he joined in 1972 before rising to Senior Vice President of Sam's Club and Executive Vice President of Wal-Mart. Since his departure from Wal-Mart in 1993, Colon has served as Chief Executive Officer of Fresh America Corp, and has acted as retail consultant for Walgreens and the Indian conglomerate Reliance Retail.
Kathryn McCarthy has served as Executive Vice President, Chief Financial Officer, since January 2011. Prior to joining the Company, Ms. McCarthy was with General Electric, Inc., where she was named an officer of the Company in 2003. As Vice President and CFO of GE Healthcare in London, UK, she partnered with the CEO to deliver global growth, reduce costs and support mergers and acquisitions and integration activities. As Vice President of the GE Audit Staff, she led global audits and reported frequently to the Audit Committee and the Board of Directors. Previously, she was CFO of GE Transportation Systems and held leadership positions within GE Plastics in Europe and the US.
Carol DiBattiste has served as Executive Vice President, General Counsel and Chief Administrative Officer, since April 2011. Ms. DiBattiste has previously held a number of senior executive level private and public sector positions. Most recently, she was Senior Vice President — Privacy and Security at Reed Elsevier, Inc., the parent company of LexisNexis. Prior to that, she was General Counsel and Chief Privacy Officer at ChoicePoint, which was acquired by Reed Elsevier in 2008. Her public service has included executive roles as Under Secretary of the Air Force, Deputy Administrator at the Transportation Security Administration, principal Deputy General Counsel of the Navy, Deputy United States Attorney for the Southern District of Florida, and Director of the Executive Office for United States Attorneys at the Department of Justice. She also served on active duty in the United States Air Force.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE
David B. Wright, Chairman Matthew Blank Frank Riddick, III Peter Georgescu

Compensation Discussion and Analysis
EXECUTIVE COMPENSATION

Overview of Compensation Program and Philosophy
The executive management team consists of four (4) individuals who receive compensation from the Company – the Chief Financial Officer (Kathryn McCarthy), the head of the Company’s Media business (Jeffrey Drobick), head of the Company’s ecommerce business (Colon Washburn), and the General Counsel and Chief Administrative Officer (Carol DiBattiste). In addition, as discussed below, Mr. Langone, the Chief Executive Officer, receives no compensation and does not participate in any Company sponsored benefit plan for his services as Chief Executive Officer. Mr. Langone, Ms. McCarthy, Mr. Drobick, Mr. Washburn and Ms. DiBattiste are collectively referred to as our Named Executive Officers.
The Company has designed its executive compensation program and philosophy to attract, motivate and retain talented executives responsible for the success of Geeknet, which operates in the online media and e-commerce industries, two extremely competitive and rapidly changing fields of endeavor. With this in mind, Geeknet strives to set its compensation programs within the appropriate competitive framework and based on a compensation philosophy of “pay for performance” that depends on the achievement of overall financial results by executives and employees. Within this overall philosophy, Geeknet’s objectives are to:

•
Motivate executive officers to achieve quantitative financial and qualitative non-financial goals and create a direct, meaningful link between achievement of these goals and individual executive compensation;

•
Align the financial interests of executive officers with those of Geeknet’s stockholders by providing significant equity-based, long-term incentives in the form of restricted stock units and/or stock options, while carefully considering both stockholder dilution and financial accounting compensation expense; and

•	Offer a total compensation program that takes into consideration the executive compensation practices of a specifically identified peer group of companies, including competitors of Geeknet.
The Compensation Committee uses these objectives as a guide in establishing the compensation programs, practices and packages offered to Geeknet’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation. However, there is no pre-established policy or target for the allocation between long- and short-term incentive compensation or cash and non-cash compensation.
Role and Authority of Our Compensation Committee

The current members of the Compensation Committee are Directors David B. Wright (Chair), Matthew Blank, Frank Riddick III, and Peter Georgescu. Each of these individuals qualifies as (i) an “independent director” under the Marketplace Rules of NASDAQ, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code.
The Company’s Board of Directors created the Compensation Committee to carry out the Board of Directors’ responsibilities to: (i) oversee Geeknet’s compensation policies, plans and benefits programs; (ii) oversee the compensation of Geeknet’s Chief Executive Officer and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934); (iii) evaluate and approve the executive officer compensation plans, policies and programs of Geeknet; and (iv) oversee the design of Geeknet’s equity compensation and incentive plans. The Compensation Committee reviews and establishes the executive compensation packages offered to the Company’s Chief Executive Officer and other Named Executive Officers. In doing so, the Compensation Committee is responsible for ensuring that such packages are consistent with the Company’s compensation program and philosophy.
The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Geeknet’s website at the “Corporate Governance” page, with URL http://investors.geek.net/governance.cfm/.

The Compensation Committee’s responsibilities are discussed in detail in the charter and include:

•
Reviewing and approving: (i) the annual base salary; (ii) the annual incentive bonus plans, including specific goals and amounts; (iii) equity compensation; (iv) employment agreements, severance arrangements and change in control arrangements; and (v) any other benefits or compensation arrangements for the Company’s Chief Executive Officer and other Named Executive Officers;

•
Reviewing and approving corporate goals and objectives relative to the compensation of the Company’s Chief Executive Officer and Named Executive Officers, evaluating their performance in light of these and other factors related to the performance of Geeknet, including the accomplishment of Geeknet’s long-term business and financial goals; and

•	Overseeing the design of Geeknet’s equity compensation and executive incentive plans and acting as the administrator of such plans for all employees.
The Compensation Committee has the final decision-making authority with respect to the compensation of the Company’s Named Executive Officers. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with Geeknet’s Human Resources Department as the Compensation Committee determines to be appropriate. The Compensation Committee may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee.
Role of Executive Officers in Compensation Decisions
The Compensation Committee on occasion meets with Mr. Langone, the Company’s President and Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the Company’s Named Executive Officers (other than Mr. Langone). The Compensation Committee considers, but is not bound to and does not always accept, Mr. Langone’s recommendations. Mr. Langone and other executives or employees sometimes attend the Compensation Committee’s meetings, but they leave the meetings as appropriate when the Compensation Committee intends to meet independently. Mr. Langone receives no salary or other compensation including options or stock awards in consideration for his duties as President and Chief Executive Office but if this were to change, the Compensation Committee would make any such decisions with respect to Mr. Langone’s compensation package without him being present at the applicable meetings.
Role of Compensation Consultant
Since 2007, the Compensation Committee has engaged J. Richard & Co. (“Richard & Co.”), a consulting company specializing in executive officer and director compensation, to conduct an annual competitive review and analysis of the Company’s executive compensation program and make recommendations for the compensation of the Company’s Named Executive Officers. Richard & Co. serves at the discretion of the Compensation Committee. Richard & Co. has no other relationship with the Company.
     For Fiscal Year 2011 Richard & Co. recommended, and the Compensation Committee approved, the following group of peer companies for use in conducting director and officer compensation analyses. These peer companies were intended to reflect Geeknet’s size, strategy, and business. The following companies are collectively referred to herein as the “Fiscal Year 2011 Peer Companies”:

•	1-800 Flowers - Carle Place, NY	•	Travelzoo, New York, NY
•	Move, Inc., Campbell, CA	•	TheStreet.com, New York, NY
•	Shutterfly, Redwood City, CA	•	Digital River, Eden Prairie, MN
•	US Auto Parts Network - Carson, CA	•	TechTarget, Inc., Needham, MA
•	Overstock.com - Salt Lake City, UT	•	Orbitz Worldwide - Chicago, IL
Because each of the Fiscal Year 2011 Peer Companies was traded on the NASDAQ Global Market as of January 1, 2011, data on the compensation practices of the Fiscal Year 2011 Peer Companies generally was gathered through publicly available information. These companies are reviewed annually to determine that they are appropriate for inclusion in the Company’s peer group.

Components of Compensation
The principal components of Geeknet’s named executive officer compensation include:

•	Base salary;
•	Variable incentive cash bonus awards;
•	Long-term equity-based incentive awards;
•	Severance and/or change of control protection;
•	Retirement benefits provided under a 401(k) plan; and
•	Generally available benefit programs.
The Compensation Committee selected these components because it believes each is necessary to help Geeknet attract and retain the executive talent on which its success depends. These components allow Geeknet to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of its compensation program and philosophy.
In addition to establishing base salaries for Named Executive Officers in part based upon recognition of individual contributions to the Company’s success and seeking to align compensation with specified peer groups, the Compensation Committee also endeavors to align such compensation with median base salary increases, if any, for similarly-situated executives, derived from third party survey data. In August 2011, the Company undertook a comprehensive survey, assisted by Towers Watson & Co, to ensure its compensation provisions were appropriate for the Company’s various business units and geographies. This information was presented to the Compensation Committee in November 2011 to supplement the data available for their review.
The Compensation Committee reviews the Company’s executive compensation program at least annually. The Compensation Committee is aided in this review by Richard & Co., its compensation consultant for Fiscal Year 2011. However, the Compensation Committee may at any time review one or more components as necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance. In setting compensation levels for a particular named executive officer, the Compensation Committee considers both individual and corporate factors. In general, compensation is targeted at the following percentiles, as compared to the applicable Fiscal Year 2011 Peer Companies:

Components of Compensation	Potential Target
Base salary	50th percentile
Total cash compensation (base salary and bonus)	50th to 65th percentile
Long-term equity-based compensation	50th to 75th percentile
The Company will look to award cash and long-term equity-based compensation above the 50th percentile if there is performance above the Company’s plan and forecasts regarding gross revenue and net income.
Base Salary and Variable Incentive Awards
Base Salary
Geeknet provides base salary to its Named Executive Officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. As described above, the Compensation Committee reviews information provided by Richard & Co. with respect to similarly-situated individuals at peer companies to assist it in determining base salary for each named executive officer. In addition, the Compensation Committee considers each named executive officer’s experience, skills, knowledge, responsibilities and performance. For newly hired Named Executive Officers, the Compensation Committee considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated or resulted in the executive to leave his or her prior position and join Geeknet. The Compensation Committee believes that targeting base salaries to the 50th percentile, when coupled with higher targeted percentiles in variable compensation, strikes an effective balance between retention of executive talent and rewarding of achievement of planned revenue growth, total stockholder return and operating income growth.
The Compensation Committee typically reviews executive officer base salaries in the first quarter of each fiscal year. Increases in base salary are considered within the context of the Company’s overall annual merit increase budget before specific individual and market competitive factors are considered. The Compensation Committee does not apply specific formulas to determine increases. The annualized base salaries for our Named Executive Officers, other than Mr. Langone, in Fiscal Year 2011 was Four Hundred Thousand Dollars ($400,000.00).

Variable Incentive Awards
Bonus Programs.   The Company offers cash incentive bonus programs for Named Executive Officers, management and other key employees. These programs are designed to provide cash incentives to, and reward the efforts of, Named Executive Officers in maximizing the short- and long-term financial performance of the business. In 2011, the Company provided each Named Executive Officers, other than Mr. Langone, a guaranteed bonus of Two Hundred Thousand Dollars ($200,000.00) pro-rated based on their term of service during Calendar Year 2011. Except with respect to the guaranteed bonuses in 2011, the Compensation Committee has discretion to increase or decrease bonuses under the incentive bonus programs based on factors determined by the Compensation Committee. For 2012, the Company has implemented a profit sharing plan based on “operating income” (defined as earnings including depreciation, amortization and stock based compensation) as the performance measure with separate pools for Media (Mr. Drobick), ThinkGeek (Mr. Washburn) and Corporate (Ms. McCarthy and Ms. DiBattiste). The bonus plan will be funded if "operating income" during the 2012 calendar year exceeds certain thresholds determined by the Board of Directors. Mr. Langone receives no compensation for his role as Chief Executive Officer.
The table below describes for each Named Executive Officer (i) the target percentage of base salary, (ii) the potential award range as a percentage of base salary, and (iii) the actual award earned for Fiscal Year 2011.

Named Executive Officer	Target Percentage of Base Salary	Payout Percentage Range of Base Salary	Actual Award
Kenneth G. Langone (1)	0%	None	$0
Kathryn McCarthy (2)	50%	100%	$200,000
Carol DiBattiste (3)	50%	100%	$134,127
Jeffrey Drobick (4)	50%	100%	$133,333
Colon Washburn (5)	50%	100%	$62,879

(1)	Mr. Langone receives no compensation in consideration for his role as Chief Executive Officer.
(2)	Ms. McCarthy’s award was earned in 2011 but paid in 2012.
(3)	Ms. DiBattiste’s employment with the Company commenced on April 29, 2011. She was therefore eligible to receive a pro-rated bonus for the remainder of calendar year 2011.
(4)	Mr. Drobick’s employment with the Company commenced on May 2, 2011. He was therefore eligible to receive a pro-rated bonus for the remainder of calendar year 2011.
(5)	Mr. Washburn’s employment with the Company commenced on September 9, 2011. He was therefore eligible to receive a pro-rated bonus for the remainder of calendar year 2011.

Generally available benefit programs.
The Named Executive Officers are also entitled to benefits that are substantially comparable to those provided to other employees of the Company. Commencing in January 2012, these benefits include matching contributions under the Company’s defined contribution plan, reimbursement of 50% of each gym monthly membership fee, not to exceed $50 per month per employee. Employees will be responsible for paying their portion of the monthly fees, as well as health and welfare programs.
Long-Term, Equity-Based Incentive Awards
The goal of Geeknet’s long-term equity-based incentive program is to align the interests of its Named Executive Officers with Geeknet’s stockholders and to provide each named executive officer with a significant incentive to manage Geeknet from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives based on each executive’s position within Geeknet and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, the number of unvested equity awards already held by each individual and comparable awards made to individuals in similar positions with the selected peer companies. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.
In reviewing and analyzing the awards made to similarly situated individuals at the Fiscal Year 2011 Peer Companies, the Compensation Committee, with the assistance of its compensation consultant, compares:

•	The number of shares subject to awards granted to an individual in a given role or position;
•
The number of shares owned, the number of option shares and/or restricted stock granted by role or position as a percentage of total shares owned, option shares granted and restricted stock awards of total common shares outstanding;

•	The fair value of the grant using a Black-Scholes valuation for equity awards that is consistent with FASB ASC Topic 718; and
•	The individual’s vested and unvested equity positions.
On a total Company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by a company during the year with respect to new equity awards (i.e., burnrates);
•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and
•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).
We believe these comparisons provide important additional context for comparing the competitive level of our equity based compensation practices versus the market.
We have historically used a mix of restricted stock or restricted stock units and stock options. For Fiscal Year 2011, the Compensation Committee weighed the relative costs and perceived benefits of stock options and restricted stock units and determined that, for Fiscal Year 2011, equity grants to our Named Executive Officers should be in the form of restricted stock units.
Change of Control and Severance Agreements
We have entered into agreements with each of our Named Executive Officers, other than Mr. Langone, that provide for severance upon a termination of employment and enhanced severance and benefits in the event of certain terminations of employment in connection with a change in control. For a summary of the severance benefits under these agreements, please see “—2011 Potential Payments upon Termination or Change of Control”.
Accounting and Tax Considerations
Geeknet generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages offered to Geeknet’s executive officers and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels and an established budget.
Compliance with Section 162(m) of the Internal Revenue Code
Geeknet has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to its executive officers. Section 162(m) of the Internal Revenue Code precludes publicly-held companies from deducting certain compensation paid to executive officers in excess of $1 million in a year. Performance-based compensation is not subject to the limits on deductibility of Section 162(m) of the Internal Revenue Code, provided such compensation meets certain requirements, including stockholder approval of material terms of compensation.
The Compensation Committee strives to provide our Named Executive Officers with compensation programs that will preserve the tax deductibility of compensation paid by Geeknet, to the extent reasonably practicable and to the extent consistent with Geeknet’s other compensation objectives. The Compensation Committee believes, however, that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.

SUMMARY COMPENSATION TABLE
The following table sets forth all compensation paid or accrued during the past three fiscal years, to: (i) the Company’s principal executive officer (PEO); (ii) the Company’s principal financial officer (PFO); (iii) the 3 most highly compensated executive officers other than the PEO and PFO who were serving at the end of the last completed fiscal year.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Kenneth G. Langone (1)	2011	$—	$—	$50,000	$—	$—	$50,000
Chief Executive Officer, President and Chairman of the Board of Directors	2010	$—	$—	-	$46,501	$—	$46,501

Kathryn McCarthy Chief Financial Officer and Executive Vice President	2011	397,180	200,000	$1,905,469	$—	$—	$2,502,649

Carol DiBattiste General Counsel, Chief Administrative Officer, and Executive Vice President	2011	268,205	134,127	$1,990,625	$—	$—	$2,392,957

Jeffrey DrobickPresident and Chief Executive Officer, Geeknet, Media	2011	266,667	133,333	$1,990,625	$—	$—	$2,390,625

Colon Washburn (2) President and Chief Executive Officer, ThinkGeek, Inc.	2011	125,758	62,879	$1,387,500	$—	$63,776	$1,639,913

(1)
Mr. Langone receives no compensation in consideration for his services as Chief Executive Officer. Mr. Langone has served as a non-employee, Director since July 2010. From August 5, 2010, he has served as Interim Chief Executive Officer. On January 3, 2011 and March 31, 2011, Mr. Langone received a stock award pursuant to the Company’s non-employee, Director compensation policies.

(2)
Mr. Washburn’s ‘other compensation’ consists of the value of a Company car and use of a furnished Company apartment as well as related incidental expenses. These amounts also include compensation provided to Mr. Washburn pursuant to a consulting agreement with the Company effective July 17, 2011, which terminated prior to commencement of his employment.

The following table presents information concerning each grant of an award made to a named executive officer in Fiscal Year 2011 under the 2007 Equity Incentive Plan.
GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards
Kenneth G. Langone(1) Chief Executive Officer, President and Chairman of the Board of Directors	January 3, 2011	—	—
	March 31, 2011	—	—

Kathryn McCarthy Chief Financial Officer and Executive Vice President	January 3, 2011	78,125	$1,905,469

Carol DiBattiste General Counsel, Chief Administrative Officer, and Executive Vice President	April 29, 2011	78,125	$1,990,625

Jeffrey Drobick President and Chief Executive Officer, Geeknet, Media	April 29, 2011	78,125	$1,990,625

Colon Washburn President and Chief Executive Officer, ThinkGeek, Inc.	September 9, 2011	78,125	$1,387,500

(1)	Mr. Langone was granted equity awards pursuant to the Company’s non-employee Director compensation policy.

The following table presents information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of the end of Fiscal Year 2011.
OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Kenneth G. Langone Chief Executive Officer, President and Chairman of the Board of Directors	4,229	2,771	$11.7	7/8/2020	0	0

Kathryn McCarthy Chief Financial Officer and Executive Vice President	0	0	-	-	78,125	$1,332,031
Carol DiBattiste General Counsel, Chief Administrative Officer, and Executive Vice President	0	0	-	-	78,125	$1,332,031

Jeffrey Drobick President and Chief Executive Officer, Geeknet Media	0	0	-	-	78,125	$1,332,031

Colon Washburn President and Chief Executive Officer, ThinkGeek, Inc.	0	0	-	-	78,125	$1,332,031

During Fiscal Year 2011, certain of the Named Executive Officers exercised options and awards. The following table presents information concerning the aggregate number of shares that vested under stock awards during Fiscal Year 2011 for each of the Named Executive Officers.
OPTION EXERCISES AND STOCK VESTED

Stock Awards
Name	Number of Shares Acquired on Option Exercise	Value Realized on Option Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Award Vesting ($)
Kenneth Langone (1) Chief Executive Officer, President and Chairman of the Board of Directors	-	-	2,299	$59,969
Jeffrey Drobick President and Chief Executive Officer, Geeknet Media	-	-	-
Colon Washburn President and Chief Executive Officer, ThinkGeek, Inc.	-	-	-
Kathryn McCarthy Chief Financial Officer and Executive Vice President	-	-	-
Carol DiBattiste General Counsel, Chief Administrative Officer, and Executive Vice President	-	-	-
(1) Mr. Langone received a stock award pursuant to the Company’s Director compensation policies which award vested on May 9, 2011

2011 Potential Payments upon Termination or Change of Control
Set forth below is a description of the plans and agreements that could result in potential payouts to the Named Executive Officers in the case of their termination of employment and/or a Change of Control of the Company took place on December 31, 2011 (the last day of the Company’s Fiscal Year 2011).
Kenneth G. Langone
Mr. Langone receives no compensation in consideration for his duties as President and Chief Executive Officer and has no contractual provisions regarding termination of his employment.
Kathryn McCarthy

On December 14, 2010, the Board of Directors of the Company approved the adoption of a Change of Control and termination benefits for Ms. McCarthy and authorized the Company to enter into an agreement with Ms. McCarthy to reflect the following benefits:

(A) if Ms. McCarthy’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability, then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. McCarthy will be entitled to receive: (i) compensation equal to six months ($200,000) of her annual base salary in the form of salary continuation; (ii) the quarterly bonus under the Company’s Named Executive Officer Bonus Policy and Plan for the entire quarter in which such termination occurred based on the achievement of performance goals under such plan and the quarterly bonus that would have otherwise been earned(subsequent to Ms. McCarthy entering into her employment agreement the Named Executive Officer Bonus Policy and Plan was terminated) and (iii) six months of reimbursement for COBRA health benefits coverage ($0) (Ms. McCarthy waived her right for COBRA health benefits coverage); and

(B) if, following a Change of Control, Ms. McCarthy’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability, or Ms. McCarthy is subject to Constructive Termination, then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. McCarthy will be entitled to receive: (i) compensation equal to six months of her annual base salary ($200,000) in the form of salary continuation; (ii)  Accelerated Vesting of her entire unvested award ($1,332,031); and (iv) six months of reimbursement for COBRA health benefits coverage ($0).

The awarding of any the above described benefits will be contingent upon Ms. McCarthy entering into a separation and release of claims agreement prepared by the Company.

Colon Washburn

On September 6, 2011, the Company entered into an employment agreement with Mr. Washburn that includes the following benefits:

(A) if Mr. Washburn’ employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Washburn will be entitled to receive: (i) compensation equal to six months ($200,000) of his annual base salary in the form of salary continuation; and (ii) six months of reimbursement for COBRA health benefits coverage ($0) (Mr. Washburn waived his right for COBRA health benefits coverage); and

(B) if, following a Change of Control, Mr. Washburn’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability or Mr. Washburn is subject to Constructive Termination, then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Washburn will be entitled to receive: (i) compensation equal to six months of his annual base salary ($200,000) in the form of salary continuation; (ii)  Accelerated Vesting of his entire unvested award ($1,332,031); and (iii) six months of reimbursement for COBRA health benefits coverage ($0).

The awarding of any the above described benefits will be contingent upon Mr. Washburn entering into a separation and release of claims agreement prepared by the Company.
Carol DiBattiste

On April 20, 2011, the Company entered into an employment agreement with Ms. DiBattiste that includes the following benefits:

(A) if Ms. DiBattiste’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability, then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. DiBattiste will be entitled to receive: (i) compensation equal to six months ($200,000) of her annual base salary in the form of salary continuation; and (ii) six months of reimbursement for COBRA health benefits coverage ($2,230); and

(B) if, following a Change of Control, Ms. DiBattiste’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability or Ms. DiBattiste is subject to Constructive Termination, then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. DiBattiste will be entitled to receive: (i) compensation equal to six months of her annual base salary ($200,000) in the form of salary continuation; (ii)  Accelerated Vesting of her entire unvested award ($1,332,031); and (iii) six months of reimbursement for COBRA health benefits coverage ($2,230).

The awarding of any the above described benefits will be contingent upon Ms. DiBattiste entering into a separation and release of claims agreement prepared by the Company.
Jeffrey Drobick

On April 20, 2011, the Company entered into an employment agreement with Mr. Drobick that includes the following benefits:

(A) if Mr. Drobick’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability, then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Drobick will be entitled to receive: (i) compensation equal to six months ($200,000) of his annual base salary in the form of salary continuation; and (ii) six months of reimbursement for COBRA health benefits coverage ($7,223); and

(B) if, following a Change of Control, Mr. Drobick’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, death or disability, or Mr. Drobick is subject to Constructive Termination, then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Drobick will be entitled to receive: (i) compensation equal to six months of his annual base salary ($200,000) in the form of salary continuation; (ii)  Accelerated Vesting of his entire unvested award ($1,332,031); and (iii) six months of reimbursement for COBRA health benefits coverage ($7,223).

The awarding of any the above described benefits will be contingent upon Mr. Drobick entering into a separation and release of claims agreement prepared by the Company.

Definitions for Change of Control and Severance Agreement Disclosures:
For the purposes of the descriptions of the change and control and severance arrangements set forth above, the terms set forth below have the following meanings:

“Change of Control” as used herein means the closing of: (i) a merger or consolidation of the Company with or into any other corporation or other entity, or the sale of all or substantially all of the assets of the Company, unless the stockholders of the Company immediately prior to such transaction hold at least 50% of the outstanding equity securities of the entity surviving such merger or consolidation or the entity purchasing such assets, or (ii) a sale or transfer of more than 50% of the Company’s voting securities to a person or persons acting as a group, who is or are not controlled directly or indirectly by the Company, in a single transaction or series of related transitions.

“Cause” as used herein means any of the following: (i) any act of personal dishonesty involving an executive in connection with such executive’s responsibilities as an employee of the Company; (ii) the conviction of or plea of guilty or nolo contendere to a felony by an executive; (iii) a willful act by an executive which constitutes gross misconduct and which is injurious to the Company; or (iv) continued violations by an executive of such executive’s obligations as an employee of the Company which are demonstrably willful and deliberate on such executive’s part after there has been delivered to the executive a written demand for performance from the Company which describes the basis for the Company’s belief that he or she has not substantially performed his or her duties.

“Accelerated Vesting” as used herein means: (i) the immediate vesting of a number of shares subject to such executive’s stock options with the Company, equal to the number of options that would normally vest over the applicable acceleration period, and (ii) the immediate vesting of a number of shares of restricted stock in the Company held by such executive, if any, equal to the number of shares of restricted stock, if any, that would normally vest over the applicable acceleration period.

“Extended Exercise Period” as used herein commences on the first day after the executive’s employment with the Company is terminated and runs for the applicable extension period.

“Constructive Termination” means an executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following events without an executive’s consent: (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in an executive’s authority, duties or responsibilities with the Company in effect immediately prior to such assignment, or the removal of an executive from such position and responsibilities, unless an executive is provided with comparable authority, duties or responsibilities; provided, however, it being understood that a new position within a larger combined company does not constitute “Constructive Termination” if it is in the same area of operations and involves similar scope of management responsibility notwithstanding that an executive may not retain as senior a position overall within the larger combined company as an executive’s prior position; (ii) a material reduction of an executive’s base salary; (iii) a material change in the geographic location at which an executive must perform services (e.g., the relocation of an executive to a facility or a location less than fifty (50) miles from an executive’s then-present location shall not be considered a material change in geographic location); or (iv) any material breach by the Company of any material provision of executive’s employment agreement. The executive will not resign for Constructive Termination without first providing the Company with written notice of the acts or omissions constituting the grounds for “Constructive Termination” within ninety (90) days of the initial existence of the grounds for “Constructive Termination” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Estimated Payments upon Termination or Change of Control
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of calendar year 2011 (December 30, 2011), and the price per share of our Common Stock is the official closing price on the NASDAQ Global Market as of that date ($17.05). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be differ from those set forth below.

		Potential Payments upon Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason
Name	Type of Benefit	Prior to Change in Control ($)	After Change in Control ($)
Kenneth G. Langone	none

Kathryn McCarthy	Cash Severance – Base Salary	$200,000	$200,000
	Cash Severance – Bonus	n/a	n/a
	Option Vesting Acceleration	n/a	n/a
	Intrinsic Value of Accelerated Restricted Stock	0	$1,332,032
	Continued Coverage of Employee Benefits	0	0
	Total Termination Benefits:	200,000	$1,532,032

Carol DiBattiste	Cash Severance – Base Salary	$200,000	$200,000
	Cash Severance – Bonus	n/a	n/a
	Option Vesting Acceleration	n/a	n/a
	Intrinsic Value of Accelerated Restricted Stock	$0	$1,332,032
	Continued Coverage of Employee Benefits	$2,230	$2,230
	Total Termination Benefits:	$202,230	$1,534,262

Colon Washburn	Cash Severance – Base Salary	$200,000	$200,000
	Cash Severance – Bonus	n/a	n/a
	Option Vesting Acceleration	-	-
	Intrinsic Value of Accelerated Restricted Stock	$0	$1,332,032
	Continued Coverage of Employee Benefits	$0	$0
	Total Termination Benefits:	$200,000	$1,532,032

Jeff Drobick	Cash Severance – Base Salary	$200,000	$200,000
	Cash Severance – Bonus	n/a	n/a
	Option Vesting Acceleration	-	-
	Intrinsic Value of Accelerated Restricted Stock	$0	$1,332,032
	Continued Coverage of Employee Benefits	$7,223	$7,223
	Total Termination Benefits:	$207,223	$1,539,255

Equity Compensation Plan Information
The following table summarizes our equity compensation plans as of December 31, 2011, all of which have been approved by our stockholders:

Plan Category (1)	A Number of Securities to Be Issued upon Exercise of Outstanding Options		B Weighted Average Exercise Price of Outstanding Options	C Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column A)
Equity compensation plans approved by stockholders	411,726	(1) (2)	$20.47	270,479

(1)
Includes 366,000 options outstanding under the Company’s 2007 Equity Plan, 35,726 options outstanding under the Company’s 1998 Stock Plan and 10,000 options outstanding under the Company’s 1999 Director’s Plan.

(2)	Does not include 388,318 Restricted Stock Units outstanding under the Company’s 2007 Equity Plan.
Compensation of Directors
The following table provides information concerning the compensation paid by the Company to each of its non-employee Directors for Fiscal Year 2011. The Company Director compensation is as follows: each non-employee Director will receive an annual retainer consisting of Restricted Stock Units of Geeknet Common Stock with value of $50,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  In addition, the chairperson of each committee will receive Restricted Stock Units of Geeknet Common Stock with a value of $10,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will be granted effective as of January 2 of the applicable year and will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date. In addition, newly appointed non-employee Directors will receive, on the date such person becomes a Director, a one-time grant of Restricted Stock Units of Geeknet Common Stock with a value of $40,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (4)		Total
Kenneth Langone	$—	$50,000		$-	$50,000
Andrew Anker	$—	$40,000		$-	$40,000
Matthew Blank	$—	$40,000		$-	$40,000
Matthew Carey	$—	$50,000		$-	$50,000
Thomas Coughlin(2)	$47,161	$100,000		$-	$147,161
Peter Georgescu	$—	$40,000		$-	$40,000
Sir Ronald Hampel (3)	$—		$
Robert Neumeister, Jr.	$—	$50,000		$-	$50,000
Frank Riddick	$—	$50,000		$-	$50,000
Derek Smith	$—	$40,000		$-	$40,000
Michael Solomon	$—	$40,000		$-	$40,000
David B. Wright	$—	$50,000		$-	$50,000

(1)	This amount is also disclosed in the Stock Awards column of the Summary Compensation Table.
(2)	From January 1, 2011 until August 2011, Mr. Coughlin was a consultant to the Company and was paid in cash and stock in connection with provision of such services.

(3)	Mr. Hampel’s Director grants will vest on May 9, 2012.
(4)	As of December 31, 2011, the aggregate number of shares underlying options outstanding for each of the Company’s non-employee Directors was:

Name	Aggregate Number of Shares
Kenneth Langone	7,000
Andrew Anker	-
Matthew Blank	-
Matthew Carey	7,000
Thomas Coughlin	-
Peter Georgescu	7,000
Sir Ronald Hampel	-
Robert Neumeister, Jr.	-
Frank Riddick	7,000
Derek Smith	7,000
Michael Solomon	7,000
David B. Wright	10,000

Standard Director Compensation Arrangements

Each non-employee Director will receive an annual retainer consisting of Restricted Stock Units of Geeknet Common Stock with value of $50,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  In addition, the chairperson of each committee will receive Restricted Stock Units of Geeknet Common Stock with a value of $10,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will be granted effective as of January 2 of the applicable year and will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date. Directors are not compensation any additional amounts for attending meetings (provided the Company does reimburse Director travel expenses).

In addition, newly appointed non-employee Directors will receive, on the date such person becomes a Director, a one-time grant of Restricted Stock Units of Geeknet Common Stock with a value of $40,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date.

This program is reviewed on a periodic basis by the Company’s Nominating and Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 24, 2012, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person, known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each of its Directors and each nominee seeking to become one of its Directors, (iii) each of its executive officers named in the Summary Compensation Table appearing herein, and (iv) all of its current Executive Officers and Directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 6,382,306 shares of Common Stock outstanding as of February 24, 2012. The Company does not know of any arrangements, including any pledge of its securities by any person, the operation of which may at a subsequent date result in a change of control of the Company.

Names and Addresses of Beneficial Owners (1)	Number of Shares	Awards (3)	Options (4)	Total	Percent of Common Stock Outstanding
Kenneth Langone	217,600	0	4,812	222,412	3.50%
Andrew Anker	17,535	0	0	17,535	* %
Matthew Blank	0	2,105	0	2,105	* %
Matthew Carey	1,165	0	4,666	5,831	* %
Thomas Coughlin	0	3,949	0	3,949	* %
Peter Georgescu	28,000	0	4,666	32,666	* %
Sir Ronald Hampel	0	0	0	0	* %
Robert M. Neumeister	16,349	0	0	16,349	* %
Frank Riddick	0	2,299	4,666	6,965	* %
Derek Smith	10,000	0	4,666	14,666	* %
Michael Solomon (2)	1,037,736	0	4,812	1,042,548	16.30%
Wright, David	15,799	0	10,000	25,799	* %
Kathryn M. McCarthy	17,389	0	0	17,389	* %
Carol DiBattiste	376	0	0	376	* %
Jeffrey Drobick	6,000	0	0	6,000	* %
Colon Washburn	0	0	0	0	* %
Entities and individuals affiliated with TCS Capital (6)	553,144			553,144	8.70%
Entities and individuals affiliated with Marlin Sams Fund, LP (5)	1,705,236	0	4,812	1,710,048	26.80%
Current Directors and Officers, as a group, a total number of 16 persons.	1,277,671	4,824	96,860	1,379,355	21.60%

*	Represents less than 1% of the outstanding shares Common Stock.
(1)	The address of each Officer and Director is c/o Geeknet, Inc., Attention: Investor Relations, 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030.
(2)
Includes 1,037,736 shares specified in footnote (5). Mr. Solomon is a member of Gladwyne Marlin GenPar, LLC, which is a member of Marlin Sams GenPar, LLC, a Delaware limited liability company and the general partner of the Marlin Sams Fund, LP, a Delaware limited partnership. Mr. Solomon disclaims beneficial ownership of shares held by the entities specified in footnote (5) except to the extent of his pecuniary interest in these entities. Includes 4,812 shares subject to options that are exercisable within sixty (60) days of February 24, 2012.

(3)	Awards are restricted stock units granted pursuant to the Company’s Director compensation policy and are subject to vesting within sixty (60) days of February 24, 2012.
(4)	Shares subject to options that are exercisable within sixty (60) days of February 24, 2012.
(5)
The address for Marlin Sams Fund, LP is 555 Madison Ave., New York, NY 10022. Based solely on information provided by the Marlin Sams Fund, L.P., the Fund had sole voting power and sole dispositive power over 1,017,736 of the shares listed above; William M. Sams had sole voting power and sole dispositive power over 640,000 of the shares listed above; Suzanne M. Present had sole voting power and sole dispositive power over 7,500 of the shares listed above; Marlin Sams GenPar, LLC had sole voting power and sole dispositive power over 1,017,736 of the shares listed above; Gladwyne Marlin GenPar, LLC had sole voting power and sole dispositive power over none of the shares listed above; Michael Solomon had sole voting power and sole dispositive power over 20,000 of the shares listed above. Marlin Sams Fund, L.P., Marlin Sams GenPar, LLC, and Gladwyne Marlin GenPar, LLC may be deemed to beneficially own 1,017,736 shares of the Company’s Common Stock. William M. Sams may be deemed to beneficially own 660,000 shares of the Company’s Common Stock, consisting of (i) 640,000 shares of Common Stock and (ii) 20,000 shares of Common Stock held in the Irrevocable Trust of Michael Solomon FBO Grace Solomon for the benefit of Michael Solomon’s daughter, of which William M. Sams is the co-trustee with Constance Solomon, Michael Solomon’s wife. Michael Solomon may be deemed to beneficially own 20,000 shares of the Company’s Common Stock.

(6)
Based on a Schedule 13G filed with the SEC on February 14, 2012 by TCS Capital Management LLC. TCS’s address is: 888 Seventh Avenue, Suite 1504, New York, NY 10019. TCS Capital includes the following related entities: TCS Capital Management LLC, TCS Global Equity Master Fund, L.P., TCS Capital GP, LLC, TCS Capital Management LLC, and Eric Semler.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our Officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such Officers, Directors and ten-percent Stockholders are also required by SEC rules to furnish to the Company copies of all forms that they file pursuant to Section 16(a). Based solely on the Company’s review of the copies of such forms received, or written representations from certain reporting persons, the Company believes that during Fiscal Year 2011, all of its Executive Officers, Directors and ten-percent Stockholders complied with all applicable filing requirements.
RELATED PARTY TRANSACTIONS
We have adopted a Code of Conduct, which governs, among other things, related-party transactions. Under our Code of Conduct, related party transactions are disfavored and are therefore avoided wherever possible. Nonetheless, if a related-party transaction with a non-executive officer or non-director is deemed “unavoidable,” such proposed transaction must first be fully disclosed to the Company’s Chief Financial Officer (“CFO”). If the CFO determines that the proposed related-party transaction is material to the Company, then the transaction must be reviewed and approved in writing by the Audit Committee in advance of consummating the proposed transaction. In addition, any proposed related-party transaction involving a Director or Executive Officer of the Company must be reviewed and approved in writing in advance by the disinterested members of the Company’s Audit Committee.
In the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any Director, Executive Officer, holder of more than ten-percent of its Common Stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described under “Change of Control and Severance Agreements” and (ii) as described below.
Prior to his appointment as a Director, effective August 16, 2010, Mr. Coughlin was retained as a consultant to the Company pursuant to an agreement that was terminated on August 9, 2011. In connection with Mr. Coughlin's provision of consulting services over the preceding two calendar years, he received 3,949 shares of Restricted Stock Units of Geeknet Common Stock, with value of approximately $100,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant, which vested on December 31, 2011, and approximately $54,000 in fees and expense reimbursements.
Indemnification Agreements
The Company has entered into indemnification agreements with each of its Directors and Officers. Such indemnification agreements require the Company to indemnify its Directors and Officers to the fullest extent permitted by Delaware law.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors (which can be accessed on our web site at http://investors.geek.net/governance.cfm/). As described more fully in its charter, the purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of its financial statements; approve the hiring and firing of the independent auditors; assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) its compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) its internal accounting and financial controls; prepare the report that the rules of the SEC require to be included in its annual proxy statement; provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.
The Company’s management has primary responsibility for the preparation, presentation and integrity of its financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for Fiscal Year 2011 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
Review of Audited Financial Statements for Fiscal Year 2011
The Audit Committee discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited financial statements in the Annual Report of Form 10-K for Fiscal Year 2011 with accounting principles generally accepted in the United States, KPMG’s judgments as to the quality, not just the acceptability, of its accounting policies and such other matters as are required to be discussed with the Audit Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with KPMG its independence.
The Audit Committee discussed with KPMG the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six (6) meetings during Fiscal Year 2011.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, the inclusion the audited financial statements in the Annual Report on Form 10-K for Fiscal Year 2011 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal Year 2012.
Respectfully Submitted By:
MEMBERS OF THE AUDIT COMMITTEE
Frank Riddick III, Chairman
Matthew Carey
Sir Ronald Hampel
OTHER MATTERS
The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.
THE BOARD OF DIRECTORS
Dated: March 30, 2012

Appendix I
Amendments to the Company’s 2007 Equity Incentive Plan

3. Stock Subject to the Plan.

          . . .

          (b) Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as ~~two (2)~~ one (1) Share~~s~~ for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), ~~two (2)~~ one (1) time~~s~~ the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

Appendix II
Draft to the Company’s 2012 Employee Stock Purchase Plan

GEEKNET, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.
“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean Geeknet, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

“Compensation” shall mean all base straight time gross earnings exclusive of payments for commissions, overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

“Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

“Enrollment Date” shall mean the first day of each Offering Period.

“Exercise Date” shall mean the last day of each Offering Period.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

“Offering Period” shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after March 1 and terminating on the last Trading Day in the period ending the following August 31, or commencing on the first Trading Day on or after September 1 and terminating on the last Trading Day in the period ending the following February 28. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan (but in no event shall any Offering Period exceed twenty-seven (27) months or such longer period as may be permitted under Section 423 of the Code).

“Plan” shall mean this Employee Stock Purchase Plan.

“Purchase Price” shall mean an amount equal to 95% of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

“Subsidiary” shall mean the same as “subsidiary corporation” in Section 424(f) of the Code.

“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.     Eligibility.
a.    Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.
b.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423(b) of the Code) of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined at the Fair Market Value of the shares of Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings (but in no event shall any Offering Period exceed twenty-seven (27) months or such longer period as may be permitted under Section 423 of the Code) without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.
a.    An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.
b.    Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.    Payroll Deductions.
a.    At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.
b.    All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
c.    A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
d.    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
e.    At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.    Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 2,000 shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

8.    Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

9.    Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares of Common Stock purchased upon exercise of his or her option.

10.    Withdrawal.
a.    A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
b.    A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.    Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12.    Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13.    Stock.
a.    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, there shall be reserved for issuance and purchase by Employees under the Plan an aggregate of one hundred thousand (100,000) shares of Common Stock. If, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
b.    The participant shall have no interest or voting right in shares of Common Stock covered by his option until such option has been exercised.
c.    Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.    Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.    Designation of Beneficiary.
a.    A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares of Common Stock and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
b.    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
a.    Changes in Capitalization. Subject to any required action by the stockholders of the Company and the Reserves, the maximum number of shares of Common Stock each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
b.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
c.    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.
a.    The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.
b.    Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

c.    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
i.     altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
ii.    shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
iii.    allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.    No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such Employee’s employment.

22.    Equal Rights and Privileges. All Employees who are eligible to participate shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company, the Board or its committee, be reformed to comply with the requirements of Section 423 of the Code. This Section 22 shall take precedence over all other provisions in this Plan.

23.    Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

24.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

25.    Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

26.    Rule 16b-3. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board (or its committee) fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board (or its committee). Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

27.    Successor Provisions. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

28.    Term of Plan; Stockholder Approval. The Plan shall become effective on July 1, 2012, subject to approval of the Plan by the stockholders of the Company within 12 months of such date. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

EXHIBIT A
GEEKNET, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
_____ Original Application    Enrollment Date: __________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)

1.
_____________________________________ hereby elects to participate in the Geeknet, Inc. 2012 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.
I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.
I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5.	Shares of Common Stock purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): ___.

6.
I understand that if I dispose of any shares of Common Stock received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares of Common Stock), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares of Common Stock at the time such shares of Common Stock were purchased by me over the price which I paid for the shares of Common Stock.

I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares of Common Stock and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of shares of Common Stock by me. If I dispose of such shares at anytime after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares of Common Stock at the time of such disposition over the purchase price which I paid for the shares of Common Stock, or (2) 5% of the fair market value of the shares of Common Stock on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.
I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares of Common Stock due me under the Employee Stock Purchase Plan:
NAME: (Please print)

        (First) (Middle) (Last)

Relationship

        (Address)
Employee’s Social
Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.
Dated:

        Signature of Employee

        Spouse’s Signature
        (If beneficiary other than spouse)

EXHIBIT B
GEEKNET, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned participant in the Offering Period of the Geeknet, Inc. 2012 Employee Stock Purchase Plan which began on ___________, ______ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares of Common Stock in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.
Name and Address of Participant:

Signature:

Date:

Geeknet

GEEKNET, INC.
ATTN: LEGAL SERVICES
11216 WAPLES MILL RD.
SUITE 100
FAIRFAX, VA 22030

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44903-P23413 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEEKNET, INC.

The Board of Directors recommends you vote FOR proposal A through E:

	For All	Withhold All	For All Except
A. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kenneth G. Langone
02) Matthew C. Blank
03) Matthew Carey
04) Thomas Coughlin
05) Peter A. Georgescu
06) Sir Ronald Hampel
07) Frank. A Riddick, III
08) Derek Smith
09) Michael Solomon
10) David B. Wright

For address change and/or comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M44904-P23413

GEEKNET, INC.
Annual Meeting of Stockholders
This Proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

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— How To Vote —

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. The instructions to vote by mail can be found above at "How to Request and Receive a Paper or E-MAIL Copy".

M44908-P23413

Voting Items

The Board of Directors recommends you vote FOR proposal A through E:

A. Election of Directors

Nominees:

01) Kenneth G. Langone
02) Matthew C. Blank
03) Matthew Carey
04) Thomas Coughlin
05) Peter A. Georgescu
06) Sir Ronald Hampel
07) Frank. A Riddick, III
08) Derek Smith
09) Michael Solomon
10) David B. Wright

M44909-P23413

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 10, 2012.

GEEKNET, INC.

Geeknet

GEEKNET, INC.
ATTN: LEGAL SERVICES
11216 WAPLES MILL RD.
SUITE 100
FAIRFAX, VA 22030

M44907-P23413

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 15, 2012
Date: May 10, 2012 **Time:** 8:00 AM EDT
Location: 125 East 50 Street
New York, NY 10022

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.